UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 29, 2019
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 29, 2019, the board of directors of Enterprise Financial Services Corp (the “Company”) designated Troy R. Dumlao, age 46, as the Company’s principal accounting officer as defined by the Securities and Exchange Commission. Mark G. Ponder, Executive Vice President, Chief Administrative Officer of Enterprise Bank & Trust, the Company’s wholly-owned subsidiary, had served as the Company’s principal accounting officer prior to Mr. Dumlao’s designation.

Mr. Dumlao joined the Company in April 2019 as Senior Vice President, Chief Accounting Officer. Prior to joining the Company, Mr. Dumlao served as Senior Vice President, Chief Accounting Officer of CoBiz Financial Inc., a diversified financial services company, from 2007 to March 2019. Mr. Dumlao has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 29, 2019 in St. Louis, Missouri (the “2019 Annual Meeting”). The following matters were submitted to a vote at the 2019 Annual Meeting and the voting results are as follows:

1. Election of Directors: The twelve nominees named in the Company’s 2019 Proxy Statement were elected to serve a one-year term expiring in 2020 and until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Withheld		Broker Non-Votes
Michael A. DeCola	19,102,208	626,789		3,601,569
James F. Deutsch	19,643,330	85,667		3,601,569
John S. Eulich	19,567,039	161,958		3,601,569
Robert E. Guest, Jr.	19,144,674	584,323		3,601,569
James M. Havel	19,663,730	65,267		3,601,569
Judith S. Heeter	19,506,266	222,731		3,601,569
Michael R. Holmes	19,643,097	85,900		3,601,569
Nevada A. Kent, IV	19,584,941	144,056		3,601,569
James B. Lally	19,639,212	89,785		3,601,569
Anthony R. Scavuzzo	16,715,600	3,013,397	—	3,601,569
Eloise E. Schmitz	19,607,147	121,850		3,601,569
Sandra A. Van Trease	18,664,683	1,064,314		3,601,569

2. Approval to Amend Article Four of the Company's Certificate of Incorporation to Increase the Company's Authorized Shares of Common Stock From 30,000,000 to 45,000,000. The proposal to approve this amendment was approved by the following votes:

Votes For	Votes Against	Abstain
22,024,588	1,267,685	38,293

3. Approval to Amend the Stock Plan for Non-Management Directors to Increase Authorized Shares for Award. The proposal to approve this amendment was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,190,111	513,724	25,162	3,601,569

4.Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for fiscal year 2019 was ratified as follows:

Votes For	Votes Against	Abstain
22,514,423	773,618	42,525

5. Advisory (Non-Binding) Approval of Executive Compensation. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Proxy Statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,169,216	344,455	215,326	3,601,569

No other matters were considered and voted on by the stockholders at the 2019 Annual Meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	May 31, 2019	By:	/s/ Keene S. Turner
Keene S. Turner
Executive Vice President and Chief Financial Officer